EXHIBIT 21

SUBSIDIARIES OF RAYONIER INC.

As of 12/31/2007

Name of Subsidiary	State/Country of Incorporation/Organization

Crandalton Development, LLC	Delaware
Forestal Rayonier Chile Ltd.	Delaware
Matariki Forests	New Zealand
Matariki Forests Group	New Zealand
Rayonier Canterbury, LLC	Delaware
Rayonier China Limited	Delaware
Rayonier Distribution Corp.	Delaware
Rayonier Far East Ltd.	Delaware
Rayonier Forest Management, Inc.	Delaware
Rayonier Forest Operations, LLC	Delaware
Rayonier Forest Resources, L.P.	Delaware
The Rayonier Foundation	New York
Rayonier HB Limited	New Zealand
Rayonier Industries LTD.	New York
Rayonier International Financial Services Limited	New Zealand
Rayonier International Wood Products, LLC	Delaware
Rayonier Minerals, LLC	Delaware
Rayonier New Zealand Limited	New Zealand
Rayonier New Zealand Services Company	Delaware
Rayonier NZ Management Limited	New Zealand
Rayonier Performance Fibers, LLC	Delaware
Rayonier Properties, LLC	Delaware
Rayonier Texas, L.P.	Texas
Rayonier Timberlands Management, LLC	Delaware
Rayonier TRS Holdings Inc.	Delaware
Rayonier TRS North Timber, LLC	Delaware
Rayonier TRS South Timber, LLC	Delaware
Rayonier Wood Procurement, LLC	Delaware
Rayonier Wood Products, L.L.C.	Delaware
Southern Wood Piedmont Company	Delaware
TerraPointe LLC	Delaware
TerraPointe Services Inc.	Delaware